UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2009

(Exact name of registrant as specified in its charter)

Florida	000-1415277	65-0925265
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Federal Highway, Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (561) 362-3435

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC.

FORM 8-K

CURRENT REPORT

Item 1.01	Entry into a Material Definitive Agreement.

On December 11, 2009, 1st United Bank (“1st United Bank”), the wholly-owned subsidiary of 1st United Bancorp, Inc. (the “Registrant”) assumed all of the deposits and certain identified liabilities and acquired certain assets of Republic Federal Bank, a national association headquartered in Miami, Florida (“Republic”), from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Republic (the “Acquisition”), pursuant to the terms of the Purchase and Assumption Agreement – Whole Bank; All Deposits, dated December 11, 2009, between 1st United Bank, and the FDIC, as receiver (the “Agreement”). A copy of the Agreement is filed as an exhibit hereto.

1st United Bank acquired approximately $425 million in assets, including approximately $237 million in loans with the remaining assets primarily consisting of cash and marketable investment securities. The acquired loans excluded substantially all non-performing loans, other real estate owned acquisitions, development and construction loans, residential and commercial land loans, and loans to foreign nationals. 1st United Bank also assumed approximately $425 million in liabilities, including approximately $350 million in customer deposits and approximately $75 million in FHLB advances.

No subsidiaries or other assets were acquired or liabilities assumed from Republic’s parent entities. The deposits were acquired with a 1% premium and assets were acquired at a discount of approximately $37.7 million to Republic’s historic book value as of November 30, 2009, subject to customary adjustments. In connection with the Acquisition, the FDIC will make a payment to 1st United Bank in the amount of approximately $34.3 million, subject to a customary post-closing adjustment based upon the final closing date balance sheet for Republic, which reflects the difference between the purchase price of the assets acquired and the value of the liabilities assumed, taking into account the discount at which the assets were purchased. The terms of the Agreement provide for the FDIC to indemnify 1st United Bank against claims with respect to liabilities and assets of Republic or any of its affiliates not assumed or otherwise purchased by the Registrant and with respect to certain other claims by third parties.

Each of Republic’s four banking offices located in Florida have reopened as branches of 1st United Bank. The physical branch locations and leases were not immediately acquired by 1st United Bank in the Acquisition. 1st United Bank has an option, exercisable for 90 days following the closing of the Acquisition, to acquire, at fair market value, any bank premises that were owned by, or any leases relating to bank premises held by, Republic (including ATM locations). 1st United Bank is currently reviewing the bank premises and related leases of Republic. In addition, 1st United Bank has an option, exercisable for 30 days following the closing of the Acquisition, to elect to assume or reject any contracts that provided for the rendering of services by or to Republic.

Loss Sharing Arrangements

In connection with the Acquisition, 1st United Bank entered into loss sharing agreements with the FDIC that collectively cover the entire $237 million acquired loan portfolio (the “Covered Assets”). None of the other acquired assets of Republic are covered by loss sharing agreements with the FDIC.

Pursuant to the terms of the loss sharing agreements, the FDIC’s obligation to reimburse 1st United Bank for losses with respect to Covered Assets begins with the first dollar of loss incurred. The FDIC will reimburse 1st United Bank for 80% of losses of up to $36 million with respect to Covered Assets. The FDIC will reimburse 1st United Bank for 95% of losses in excess of $36 million with respect to covered assets. 1st United Bank will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid 1st United Bank 80% reimbursement under the loss sharing agreement, and for 95% of recoveries with respect to losses for which the FDIC paid 1st United Bank 95% reimbursement under the loss sharing agreement. The loss sharing agreement applicable to single-family residential mortgage loans and HELOCs provides for FDIC loss sharing and 1st United Bank reimbursement to the FDIC, in each case as described above, for ten years. The loss sharing agreement applicable to consumer and commercial loans provides for FDIC loss sharing for five years and 1st United Bank reimbursement to the FDIC for eight years, in each case, on the same terms and conditions as described above.

The above reimbursable losses and recoveries are based on the book value of the relevant loans and other assets as determined by the FDIC as of the effective date of the Acquisition. The amount that 1st United Bank realizes on these assets could differ materially from the carrying value that will be reflected in any financial statements, based upon the timing and amount of collections and recoveries on the covered assets in future periods.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

To the extent that financial statements are required by this Item, the Registrant intends to file such financial statements in its Annual Report on Form 10-K no later than February 26, 2010.

(b)	Pro Forma Financial Information.

To the extent that pro forma financial statements are required by this Item, the Registrant intends to file such information in its Annual Report on Form 10-K no later than February 26, 2010.

(d)	Exhibits.

2.1

Purchase and Assumption Agreement – Whole Bank; All Deposits, among the Federal Deposit Insurance Corporation, receiver of Republic Federal Bank N.A., Miami, Florida, the Federal Deposit Insurance Corporation, and 1st United Bank, dated as of December 11, 2009.

2.2

Amendment to Purchase and Assumption Agreement, among the Federal Deposit Insurance Corporation, receiver of Republic Federal Bank N.A., Miami, Florida, the Federal Deposit Insurance Corporation, and 1st United Bank, effective as of December 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.

Date: December 17, 2009	By:	/s/ John Marino
John Marino,
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1

Purchase and Assumption Agreement – Whole Bank; All Deposits, among the Federal Deposit Insurance Corporation, receiver of Republic Federal Bank N.A., Miami, Florida, the Federal Deposit Insurance Corporation, and 1st United Bank, dated as of December 11, 2009.

2.2	Amendment to Purchase and Assumption Agreement, among the Federal Deposit Insurance Corporation, receiver of Republic Federal Bank N.A., Miami, Florida, the Federal Deposit Insurance Corporation, and 1st United Bank, effective as of December 11, 2009.